Exhibit 99.1

Trevena Appoints Barry Shin as Chief Financial Officer

Chesterbrook, PA, June 27, 2019 — Trevena, Inc. (Nasdaq: TRVN), a biopharmaceutical company focused on the development and commercialization of novel medicines for patients with Central Nervous System (CNS) conditions, today announced the appointment of Barry Shin as Chief Financial Officer. Mr. Shin comes to the Company with over 17 years of investment banking and corporate advisory experience, focused in the biopharmaceuticals sector.

“We are thrilled to have Barry join the Trevena team at this exciting point in our progress,” said Carrie Bourdow.  “We have several significant near-term milestones on the horizon, including receipt of top-line data from our ongoing healthy volunteer QT study for oliceridine in the fourth quarter of this year, followed by NDA resubmission.  Barry’s strategic and financial experience will be invaluable as we advance oliceridine and our innovative portfolio of CNS assets.”

“I’m delighted to join Trevena’s outstanding leadership team,” said Barry Shin.  “I look forward to being part of the company’s growth as it brings important new therapeutic options, starting with oliceridine, to patients in need.”

Mr. Shin joins Trevena with extensive experience advising biopharmaceutical companies through merger and acquisition (M&A) and financing transactions.  He was previously Managing Director in the Healthcare Investment Banking Group at Mizuho Securities.  Prior to joining Mizuho Securities, he was a Managing Director in Guggenheim Securities’ Healthcare Investment Banking Group from 2012 to 2017.  From 2005 to 2012, he served in positions of increasing responsibility within the Healthcare Investment Banking Group of Piper Jaffray.  From 2001 to 2005, he advised healthcare and technology companies in financing and M&A transactions as a corporate attorney.  Mr. Shin received a B.Sc. and joint J.D. / M.B.A. from the University of Toronto.

About Trevena

Trevena, Inc.  is a biopharmaceutical company focused on the development and commercialization of novel medicines for patients with Central Nervous System conditions.  The Company has four novel and differentiated investigational drug candidates, including IV oliceridine, for the management of moderate to severe acute pain in hospitals, TRV250 for the acute treatment of migraine, and TRV734 for maintenance treatment of opioid use disorder.  The Company has also identified TRV045, a novel S1P receptor modulator that may offer a new, non-opioid approach to managing chronic pain.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, clinical development of its therapeutic candidates, plans for potential future product candidates and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform

Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the status, timing, costs, results and interpretation of the Company’s clinical trials; the uncertainties inherent in conducting clinical trials; expectations for regulatory approvals, including for oliceridine; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties related to the Company’s intellectual property; other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates; and other factors discussed in the Risk Factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

For more information, please contact:

Investor Contact:

Valter Pinto / Allison Soss

KCSA Strategic Communications

Phone: 212-896-1254 / 212-896-1267

Email: IR@trevena.com

Company Contact:

Bob Yoder, SVP and Chief Business Officer

Trevena, Inc.

Phone: 610-354-8840